Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

New Arena Holdco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c), 457(f)(1)	32,785,485	(1)	N/A	$43,604,695	(2)	0.0001476	$6,436	(3)
Carry Forward Securities
Carry Forward Securities	-	-	-	-			-					-	-	-	-
	Total Offering Amounts						$43,604,695			$6,436
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$6,436

(1)	Represents the maximum number of shares of common stock of New Arena Holdco, Inc. (“Newco”) issuable to holders of common stock of The Arena Group Holdings, Inc. (“Arena”), including holders of securities that may be exercised for or settled into shares of Arena’s common stock (collectively, “Arena Equity Holders”), upon the completion of the transactions described in this registration statement based on (i) 23,823,644 issued and outstanding shares of Arena’s common stock, (ii) 6,903,339 shares of Arena’s common stock issuable pursuant to the exercise of outstanding Arena options, (iii) 1,003,706 shares of Arena’s common stock issuable upon the settlement of outstanding Arena restricted stock units and (iv) 1,054,796 shares of Arena’s common stock issuable upon the exercise of outstanding warrants to purchase shares of Arena’s common stock.
(2)	Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such amount equals the product of (x) $1.33, the average of the high and the low prices of shares of Arena’s common stock, as reported on the NYSE American on February 2, 2024, and (y) 32,785,485, the maximum number of shares of Newco common stock issuable to Arena Equity Holders upon the completion of the transactions, as described in footnote 1 above.
(3)	Calculated pursuant to Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001476.